Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275692

PROSPECTUS SUPPLEMENT
(to the Prospectus dated December 12, 2023)

TFF Pharmaceuticals, Inc.

147,500 Shares of Common Stock

We are offering 147,500 shares (the “Shares”) of our common stock, par value $0.001 (the “common stock”), directly to institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per Share is $8.00.

In a concurrent private placement, we are also issuing to the purchasers of the Shares, warrants to purchase up to 147,500 shares of common stock (the “Purchase Warrants”) at an exercise price of $8.00 per share (and the shares of common stock issuable upon the exercise of the Purchase Warrants). The Purchase Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “TFFP.” On March 20, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.95 per share.

As of March 19, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $20.9 million, based on 2,371,720 shares of our common stock, of which approximately 43,891 shares were held by affiliates, and a price of $8.99 per share, which was the price at which our common stock was last sold on the Nasdaq Stock Market on March 4, 2024. We have offered and sold $5,795,201 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”), as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public offering price	$8.00	$1,180,000
Placement agent fees(1)	$0.56	$82,600
Proceeds to us, before expenses	$7.44	$1,097,400

(1)	We have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” for a description of compensation payable to the placement agent.

Delivery of our shares of common stock is expected to be made on or about March 22, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 20, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. From time to time, we may conduct an offering to sell securities under the accompanying base prospectus and a related prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated December 12, 2023, including the documents incorporated by reference therein, provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor the placement agent is making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. Neither we nor the placement agent has authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

On December 19, 2023, we effected a one-for-25 reverse split of our common stock. All historical share amounts and share price information presented in this prospectus supplement have been proportionally adjusted to reflect the impact of this stock split.

Our Company

We are a clinical stage biopharmaceutical company focused on developing and commercializing innovative drug products based on our patented Thin Film Freezing, or TFF, technology platform. Based on our internal and sponsored testing and studies, we believe that our TFF platform can significantly improve the solubility of poorly water-soluble drugs, which make up approximately 40% of marketed pharmaceuticals worldwide, thereby improving the bioavailability and pharmacokinetics of those drugs. We believe that in the case of some new drugs that cannot be developed due to poor water solubility, our TFF platform has the potential to increase the pharmacokinetic effect of the drug to a level allowing for its development and commercialization. When administered as an inhaled dry powder for treatment of lung disorders, we believe the TFF platform formulations can be used to increase efficacy and minimize systemic toxicities and drug-drug interactions.

As of the date of this prospectus, we have two product candidates in clinical trials, TFF Voriconazole Inhalation Powder, or TFF VORI, and TFF Tacrolimus Inhalation Powder, or TFF TAC. To date, we have completed one Phase 1 study in healthy volunteers and one Phase 1b study in patients with asthma exploring the safety, tolerability and pharmacokinetics of TFF VORI. We have initiated Phase 2 clinical trials of TFF VORI and TFF TAC and, in December 2023, we released positive initial data from both trials, along with clinical data from our ongoing TFF VORI Expanded Access Program. On March 20, 2024, we provided an update on the status of the Phase 2 clinical trials and announced that we would provide a further update on March 27, 2024. We also announced our decision to prioritize clinical development of TFF TAC based on positive Phase 2 data and to evaluate strategic options for TFF VORI. We expect to conclude our Phase 2 clinical trials of TFF VORI in the first half of 2024 and TFF TAC in the second half of 2024.

We are also actively engaged in the analysis and testing of dry powder formulations of several drugs and vaccines through parenteral, topical, ocular, pulmonary and nasal applications through feasibility studies and material transfer agreements with U.S. and international pharmaceutical companies and certain government agencies. We intend to initially focus on the development of inhaled dry powder drugs for the treatment of pulmonary diseases and conditions. While the TFF platform was designed to improve solubility of poorly water-soluble drugs generally, the researchers at University of Texas at Austin, or UT, found that the technology was particularly useful in generating dry powder particles with properties which allow for superior inhalation delivery to the deep lung, which is an area of extreme interest in respiratory medicine. We believe that our TFF platform can significantly increase the number of pulmonary drug products that can be delivered directly to the lung. We intend to design our dry powder drug products for use with dry powder inhalers, which are generally considered to be the most effective and patient-friendly of all breath-actuated inhalers. We plan to focus on developing inhaled dry powder formulations of existing off-patent drugs suited for lung diseases and conditions, which we believe includes dozens of potential drug candidates, many of which have a potential market of over $1 billion.

Corporate Information

We were incorporated under the laws of the state of Delaware on January 24, 2018. Our principal executive offices are located at 1751 River Run, Suite 400, Fort Worth, Texas 76107, and our telephone number is (817) 438-6168. Our website address is www.tffpharma.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

We own unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 31 2023, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see “The Securities We May Offer—Common Stock” in the accompanying base prospectus.

Common stock offered by us	147,500 shares of our common stock.

Concurrent private placement	In a concurrent private placement, we are selling to the investors purchasing the Shares in this offering Purchase Warrants to purchase up to 147,500 shares of common stock at an exercise price of $8.00 per share. The Purchase Warrants are exercisable immediately following issuance and will have a term of five and one-half years from the initial exercise date. We will receive gross proceeds from exercise of the Purchase Warrants in such concurrent private placement transaction solely to the extent such Purchase Warrants are exercised for cash. The Purchase Warrants and the shares of common stock issuable upon the exercise of the Purchase Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. There is no established public trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Purchase Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. See “Private Placement Transaction.”

Offering price	$8.00 per share of common stock.

Common stock to be outstanding after this offering	2,519,220 shares (assuming no exercise of the Purchase Warrants).

Use of proceeds	We expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information under “Risk Factors” in this prospectus supplement and the other risks identified in the documents included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

NASDAQ Stock Market symbol	“TFFP.”

The number of shares of our common stock to be outstanding after this offering is based on 2,371,720 shares of our common stock outstanding as of March 20, 2024, and excludes the following:

●	233,340 shares of common stock issuable upon exercise of options outstanding as of March 20, 2024, which have a weighted average exercise price of $74.63 per share;

●	46,007 shares of common stock reserved for issuance and available for future grant under our 2018 Stock Incentive Plan and 2021 Stock Incentive Plan as of March 20, 2024;

●	248,216 shares of common stock issuable upon exercise of warrants outstanding as of March 20, 2024, which have a weighted average exercise price of $42.38 per share;

●	147,500 shares of common stock issuable upon exercise of the Purchase Warrants; and

●	10,325 shares of common stock issuable upon exercise of the Placement Agent Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus supplement and discussed under the heading “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023, or as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

As an investor, you may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We expect we will need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all. Our consolidated financial statements have been prepared assuming that we will continue as a going concern.

Our ability to continue as a going concern will require us to obtain additional capital to fund our operations over the next several months from the date of this prospectus supplement. As of September 30, 2023, we had total assets of approximately $14.9 million and working capital of approximately $9.8 million. As of September 30, 2023, our liquidity included approximately $9.7 million of cash and cash equivalents. We intend to seek additional funds through various financing sources, including the sale of our equity and debt securities, licensing fees for our technology and co-development and joint ventures with industry partners, with a preference towards licensing fees for our technology and co-development and joint ventures with industry partners. In addition, we will consider alternatives to our current business plan that may enable to us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

The report of our independent registered public accounting firm for the year ended December 31, 2022 states that due to our lack of revenue from commercial operations, significant losses and need for additional capital, there is substantial doubt about our ability to continue as a going concern.

The market price of our shares may be subject to fluctuation and volatility.

The market price of our common stock is subject to wide fluctuations in response to various factors, some of which are beyond our control. Since shares of our common stock were sold in our initial public offering in October 2019 at a price of $125.00 per share, the reported high and low sales prices of our common stock have ranged from $5.15 to $528.50 through March 15, 2024. The market price of our shares on the NASDAQ Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our product candidates;

●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;

●	development of technological innovations or new competitive products by others;

●	announcements of technological innovations or new products by us;

●	publication of the results of preclinical or clinical trials for our product candidates;

●	failure by us to achieve a publicly announced milestone;

●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;

●	developments concerning intellectual property rights, including our involvement in litigation brought by or against us;

●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;

●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;

●	changes in our expenditures to promote our product candidates;

●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors;

●	the trading volume of our shares; and

●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If industry analysts cease coverage of us, the trading price for our common stock would be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline. In addition, independent industry analysts may provide reviews of our product candidates and our TFF platform’s capabilities, as well as those of our competitors, and perception of our offerings in the marketplace may be significantly influenced by these reviews. We have no control over what these industry analysts report, and because industry analysts may influence current and potential customers, our brand could be harmed if they do not provide a positive review of our products and platform capabilities or view us as a market leader.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock sold in this offering. Future capital raises may dilute your ownership and/or have other adverse effects on our operations.

Since the price per share of our common stock offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $8.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.19 per share with respect to the net tangible book value of our common stock as of September 30, 2023. Furthermore, if outstanding warrants are exercised, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

Additionally, if we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt securities, these debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our intellectual property or candidate products, or to grant licenses on terms that are not favorable to us.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments; and

●	extended transition periods available for complying with new or revised accounting standards.

We have chosen to take advantage of all of the benefits available under the JOBS Act, including the exemptions discussed above. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 in any future year.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are required to provide a report on management’s assessment of our internal control over financial reporting. Once we are neither an emerging growth company nor a non-accelerated filer, we will be required to obtain an attestation from our independent registered public accounting firm on our internal control report. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares. There is also a risk that neither we nor our independent registered public accounting firm (when applicable in the future) will be able to conclude within the prescribed timeframe that internal controls over financial reporting is effective as required by Section 404. As a result, investors could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, to cover operating costs and otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

We may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

The provisions of our Second Amended and Restated Certificate of Incorporation, or Certificate, and Amended and Restated Bylaws, or Bylaws, and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate and Bylaws:

●	limit who may call stockholder meetings;

●	do not provide for cumulative voting rights; and

●	provide that all board vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Our Certificate and Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Provisions in our Certificate and Bylaws provide that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers or other employees;

●	any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of Delaware law or our charter documents; or

●	any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, but excluding actions to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

These exclusive forum provisions do not apply to claims under the Securities Act or the Exchange Act. These exclusive forums provisions, however, do provide that if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware shall be the exclusive forum. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our Certificate and Bylaws related to choice of forum, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The choice of forum provisions in our Certificate and Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the reports incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include our expectations, beliefs, intentions and strategies regarding the future. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

●	the timing and success of our plan of commercialization;

●	our ability to successfully develop and clinically test our product candidates;

●	our ability to file for FDA approval of our product candidates through the 505(b)(2) regulatory pathway;

●	our ability to obtain FDA approval for any of our product candidates;

●	our ability to comply with all U.S. and foreign regulations concerning the development, manufacture and sale of our product candidates;

●	our ability to raise additional capital as and when needed;

●	the effects of market conditions on our stock price and operating results;

●	our ability to maintain, protect and enhance our intellectual property;

●	the effects of increased competition in our market and our ability to compete effectively;

●	costs associated with initiating and defending intellectual property infringement and other claims;

●	the attraction and retention of qualified employees and key personnel;

●	future acquisitions of or investments in complementary companies or technologies; and

●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus supplement, the accompanying base prospectus and the reports incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of common stock in this offering will be approximately $950,000, after deducting placement agent fees and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in connection with the private placement if the Purchase Warrants are exercised and the holders of such Purchase Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying base prospectus or in the information incorporated by reference herein or therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DILUTION

If you invest in our common stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering.

 Our net tangible book value as of September 30, 2023 was approximately $13.7 million, or approximately $5.79 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares of our common stock.

After giving effect to our sale in this offering of 147,500 shares of common stock at an offering price of $8.00 per share, after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been $14.7 million, or $5.81 per share. This represents an immediate increase of net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution of $2.19 per share to new investors purchasing securities in this offering. The following table illustrates this result on a per share basis:

Offering price per share of common stock		$8.00
Net tangible book deficit per share at September 30, 2023	$5.79
Increase per share attributable to new investors purchasing shares in this offering		0.02
As adjusted net tangible book value per share as of September 30, 2023, after giving effect to this offering		5.81
Dilution per share to new investors purchasing our common stock in this offering		$2.19

The number of shares of our common stock to be outstanding after this offering is based on 2,371,720 shares of our common stock outstanding as of March 20, 2024, and excludes the following:

●	233,340 shares of common stock issuable upon exercise of options outstanding as of March 20, 2024, which have a weighted average exercise price of $74.63 per share;

●	46,007 shares of common stock reserved for issuance and available for future grant under our 2018 Stock Incentive Plan and 2021 Stock Incentive Plan as of March 20, 2024;

●	248,216 shares of common stock issuable upon exercise of warrants outstanding as of March 20, 2024, which have a weighted average exercise price of $42.38 per share;

●	147,500 shares of common stock issuable upon exercise of the Purchase Warrants; and

●	10,325 shares of common stock issuable upon exercise of the Placement Agent Warrants.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 147,500 shares of our common stock, par value $0.001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying base prospectus. The offering price of the shares is $8.00. The material terms and provisions of our common stock are described under the caption “The Securities We May Offer—Common Stock” of the accompanying base prospectus.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the investor the Purchase Warrants to purchase up to an aggregate of 147,500 shares of common stock. The Purchase Warrants have an exercise price equal to $8.00 per share.

The Purchase Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, investors may only sell shares of common stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability

The Purchase Warrants are exercisable immediately following issuance and will have a term of five and one-half years from the initial exercise date. The Purchase Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of common stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock underlying the Purchase Warrants, then the Purchase Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment

The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Transferability

Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Purchase Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Purchase Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Purchase Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Purchase Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Purchase Warrant) of the remaining unexercised portion of the Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Purchase Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

You should review a copy of the securities purchase agreement and a copy of the form of the Purchase Warrant to be issued to the investor under the securities purchase agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Purchase Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about March 22, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our engagement agreement, we have agreed to pay the Placement Agent fees set forth in the table below.

	Per Share	Total
Public offering price	$8.00	$1,180,000
Placement agent fees	$0.56	$82,600
Proceeds to us, before expenses	$7.44	$1,097,400

We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) $40,000 for fees and expenses of the placement agent’s counsel and other out of pocket expenses, (iv) a non-accountable expense allowance of $15,000 and (v) $15,950 for the clearing expenses.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase 7.0% of the number of shares of our common stock sold in this offering (or warrants to purchase up to 10,325 shares of our common stock), at an exercise price of $10.00 per share.

The placement agent warrants will be exercisable immediately upon issuance and will expire five years from the commencement of sales in the offering.

Except as provided above, the placement agent warrants will have substantially the same terms as the warrants issued to the investors in the private placement offering.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction offering facility during the 12-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, if we or our subsidiaries raise capital through certain public or private offerings of equity or debt securities (including any “at-the-market” facility) at any time prior to the 12-month anniversary of the consummation date of this offering.

Lock-up Agreement

We and each of our officers and directors have agreed to be subject to a lock-up for a period of 15 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, subject to certain exceptions and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common stock or any securities convertible into, or exercisable or exchangeable for, common stock, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of two (2) years following the closing date of this offering; subject to certain exceptions.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “TFFP.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP, Irvine, California. Ellenoff Grossman & Schole LLP, New York, New York is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the fiscal year ended December 31, 2022, incorporated by reference into this prospectus supplement from the company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report (which contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern) of Marcum, LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 which were filed on May 11, 2023, August 14, 2023, and November 14, 2023, respectively;

●	our Current Reports on Form 8-K which were filed on January 11, 2023, February 9, 2023, February 17, 2023, April 6, 2023, June 23, 2023, August 15, 2023, September 18, 2023, November 22, 2023, December 4, 2023, December 8, 2023, December 15, 2023, and December 19, 2023;

●	the description of our common stock in our Form 8-A12B, which was filed on October 22, 2019, and any amendments or reports filed for the purpose of updating this description; and

●	all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering made by way of this prospectus.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement and the incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

 You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

TFF Pharmaceuticals, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Attention: Corporate Secretary

Telephone: (817) 438-6168

Email: investorinfo@tffpharma.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333-275692) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our website at www.tffpharma.com. We have not incorporated by reference into this prospectus the information on our website and it is not a part of this document.

PROSPECTUS

$100,000,000

TFF Pharmaceuticals, Inc.

Common Stock

Debt Securities

Warrants

Subscription Rights

Units

We may issue securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “TFFP”. On November 17, 2023, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.29 per share.

As of November 15, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $21 million, based on 59,133,574 shares of our common stock, of which approximately 1,892,340 shares were held by affiliates, and a price of $0.366 per share, which was the price at which our common stock was last sold on The Nasdaq Stock Market on October 16, 2023. We have offered and sold $5,746,154.11 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 17 of this prospectus.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to TFF Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries.

ABOUT TFF Pharmaceuticals, INC.

TFF Pharmaceuticals, Inc. (NASDAQ: TFFP) is a clinical stage biopharmaceutical company focused on developing and commercializing innovative drug products based on our patented Thin Film Freezing, or TFF, technology platform. Based on our internal and sponsored testing and studies, we believe that our TFF platform can significantly improve the solubility of poorly water-soluble drugs, which make up approximately 40% of marketed pharmaceuticals worldwide, thereby improving the bioavailability and pharmacokinetics of those drugs. We believe that in the case of some new drugs that cannot be developed due to poor water solubility, our TFF platform has the potential to increase the pharmacokinetic effect of the drug to a level allowing for its development and commercialization. When administered as an inhaled dry powder for treatment of lung disorders, we believe the TFF platform formulations can be used to increase efficacy and/or minimize systemic toxicities and drug-drug interactions.

As of the date of this prospectus, we have two product candidates in clinical trials, TFF Voriconazole Inhalation Powder, or TFF VORI, and TFF Tacrolimus Inhalation Powder, or TFF TAC. To date, we have completed one Phase 1 study in healthy volunteers and one Phase 1b study in patients with asthma exploring the safety, tolerability and pharmacokinetics of TFF VORI. As of the date of this prospectus, a Phase 2 clinical trial of TFF VORI in patients with invasive pulmonary aspergillosis has been initiated. We have also completed one Phase 1 study in healthy volunteers examining the safety, tolerability and pharmacokinetics of TFF TAC. As of the date of this prospectus, a Phase 2 clinical trial of TFF TAC in lung transplant patients has been initiated.

On July 31, 2023, we announced the opening of an Expanded Access Program (“EAP”) with Uniphar Durbin Ireland Limited enabling patients access to TFF VORI in the United States, Australia, United Kingdom, Canada and select countries in Europe. The EAP covers pulmonary aspergillosis including invasive pulmonary aspergillosis, chronic pulmonary aspergillosis, allergic bronchopulmonary aspergillosis, aspergillus tracheobronchitis, and aspergillus bronchoanastomotic infections as well as other voriconazole responsive fungal pulmonary infections.

We are also actively engaged in the analysis and testing of dry powder formulations of several drugs and vaccines through parenteral, topical, ocular, pulmonary and nasal applications through feasibility studies and material transfer agreements with U.S. and international pharmaceutical companies and certain government agencies. We intend to initially focus on the development of inhaled dry powder drugs for the treatment of pulmonary diseases and conditions. While the TFF platform was designed to improve solubility of poorly water-soluble drugs generally, the researchers at University of Texas at Austin, or UT, found that the technology was particularly useful in generating dry powder particles with properties which allow for superior inhalation delivery, especially to the deep lung, which is an area of extreme interest in respiratory medicine. We believe that our TFF platform can significantly increase the number of pulmonary drug products that can be delivered directly to the lung. We intend to design our dry powder drug products for use with dry powder inhalers, which are generally considered to be the most effective and patient-friendly of all breath-actuated inhalers. We plan to focus on developing inhaled dry powder formulations of existing off-patent drugs suited for lung diseases and conditions, which we believe includes dozens of potential drug candidates, many of which have a potential market of over $1 billion.

Our principal executive offices are located at 1751 River Run, Suite 400, Fort Worth, Texas 76107, and our telephone number is (817) 989-6358.

THE OFFERING

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $100,000,000 at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed licensing arrangements, projected sales growth, estimated future revenues, cash flows and profitability, projected costs, potential outcome of litigation, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes and to fund our anticipated growth. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, subscription rights and units having an aggregate initial offering price not exceeding $100,000,000. In this prospectus, we refer to the common stock, debt securities, warrants, subscription rights and units that we may offer collectively as “securities.”

Common Stock

We are authorized to issue 90,000,000 shares of $0.001 par value common stock. Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

This prospectus provides a general description of the securities we may offer other than our common stock. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

Description of Debt Securities

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series, which may be issued under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, which may be issued under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. While it is highly likely that any debt securities we issue will be issued under an indenture, we reserve the right to issue debt securities other than under an indenture pursuant to an exemption from the indenture requirement under the Trust Indenture Act of 1939. Any debt securities issued by us other than pursuant to an indenture will subject the purchasers of such debt securities to certain unique risks arising from the lack of a trustee charged with the responsibility of monitoring the debt securities and enforcing the rights of the holders of such debt securities, which will be set forth in a prospectus supplement filed with regard to such unindentured debt securities.

The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review any indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

If we issue debt securities other than under an indenture, we will likely be limited to issuing a maximum of $50 million of such debt securities and it is also likely that such debt securities will be unsecured and subordinated. Any indenture regarding debt securities issued by us will not limit the amount of debt securities that we may issue. The debt securities or applicable indenture, if any, will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The following is a summary of the general terms of the debt securities we may issue under an indenture or otherwise, except as otherwise described in a prospectus supplement.

The senior debt securities will constitute our unsubordinated general obligations and will rank pari passu with our other unsubordinated obligations. The subordinated debt securities will constitute our subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities).

The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities or any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be issued under an indenture;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to subordinated debt securities, the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in any indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences. When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the debt securities or any indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

The following is a summary of the general terms of the senior debt securities we may issue under a senior indenture, except as otherwise described in a prospectus supplement.

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

●	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

●	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

●	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

●	certain events of bankruptcy or insolvency, whether or not voluntary; and

●	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

●	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any senior series of senior debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●	We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

●	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

●	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

●	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

●	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

●	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

●	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the senior debt securities of any series;

●	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

●	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

●	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any senior debt securities of such series;

●	reduces the principal amount of any senior debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

●	reduces the amount payable upon the redemption of any senior debt securities of such series;

●	changes the currency of payment of principal of or interest on any senior debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives a default in the payment of principal of or interest on the senior debt securities;

●	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

●	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

●	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

The following is a summary of the general terms of the subordinated debt securities we may issue under a subordinated indenture, except as otherwise described in a prospectus supplement.

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

●	all of the indebtedness of that person for money borrowed;

●	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

●	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

●	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

●	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

Description of Warrants

We may issue warrants for the purchase of shares of common stock, debt securities, and/or units from time to time. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from those securities.  If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. We encourage you to read the prospectus supplement that relates to any warrants we may offer, as well as the complete warrant agreement or warrant certificate that contain the terms of the warrants.  If we issue warrants, the forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

Description of Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting, standby purchase or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on or after the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or purchase arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as the complete unit agreement or unit certificate that contain the terms of the units.  If we issue units, the forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of our securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If we offer securities to be sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions to be paid for solicitation of these contracts will be described in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

The consolidated financial statements of TFF Pharmaceuticals, Inc., as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern) which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the securities to be sold in this offering. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Copies of certain information filed by us with the SEC are also available on our website at https://ir.tffpharma.com/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information on our website and it is not a part of this document.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39102):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, February 9, 2023, February 17, 2023, April 6, 2023, June 23, 2023, August 15, 2023 and September 18, 2023; and

●	The description of our common stock set forth in our registration statement on Form 8-A12B filed with the SEC on October 22, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made after the effective date of this registration statement of which this prospectus is a part and until we terminate this offering. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus at https://ir.tffpharma.com/financial-information/sec-filings. You may also direct any requests for reports or documents to:

TFF Pharmaceuticals, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Attention: Corporate Secretary

Telephone: (817) 989-6358

Email: investorinfo@tffpharma.com

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our amended and restated certificate of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by law and we have entered into indemnification agreements with each of our directors and executive officers.

The above provisions in our amended and restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TFF Pharmaceuticals, Inc.

147,500 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 20, 2024